Exhibit 3.15

THIRTEENTH AMENDMENT OF TWENTY-FIRST RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 474.

In affirmation thereof, the facts stated above are true.

Dated: May 18, 2020

General Partner:

By _/s/_Penny Pennington______________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Downing, Irasa Lynne	5/1/2020	12555 Manchester Road	St. Louis, MO 63131
Favazza, Shannon	5/1/2020	12555 Manchester Road	St. Louis, MO 63131
Lewandowski, Thomas Carl	5/1/2020	12555 Manchester Road	St. Louis, MO 63131
Tyrie, Todd Evans	5/1/2020	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Irasa L. Downing Revocable Trust	5/1/2020	12555 Manchester Road	St. Louis, MO 63131
Favazza Trust Agreement, Dated March 26, 2015	5/1/2020	12555 Manchester Road	St. Louis, MO 63131
Lewandowski Revocable Trust Dated July 26, 2018	5/1/2020	12555 Manchester Road	St. Louis, MO 63131
Todd Evans Tyrie Family Trust II	5/1/2020	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Thirteenth Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.